UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2011 (June 9, 2011)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2011, the Compensation Committee of the Board of Directors of Network Engines, Inc. (“Network Engines” or the “Company”) approved a salary increase of $25,000 for Gregory A. Shortell, the Company’s President and Chief Executive Officer.  Effective July 1, 2011, Mr. Shortell will receive an annual base salary of $400,000.  The increase in Mr. Shortell’s compensation was the result of a recent executive compensation study performed by an independent compensation consulting firm. This study was used by the Compensation Committee to benchmark the compensation of the Company’s officers to executive compensation for companies of a representative peer group.

Additionally, the Compensation Committee approved an increase of Mr. Shortell’s annual bonus target.  Effective July 1, 2011 Mr. Shortell’s annual bonus target will increase from $187,500 to $240,000.  As a result of this increase, the Second Half 2011 Bonus Plan incentive bonus target for Mr. Shortell, which was previously approved by the Compensation Committee, has increased from $93,750 to $106,875.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: June 15, 2011	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary